Exhibit 23.1

PAN-CHINA SINGAPORE PAC 天健新加坡会计师事务所有限公司 UEN:201603521D 80 SOUTH BRIDGE ROAD #04-02 GOLDEN CASTLE BUILDING SINGAPORE 058710 TEL: +65 6438 3524

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of ADDENTAX GROUP CORP. of our report dated July 15, 2024 relating to the consolidated financial statements for the years ended March 31, 2024 and 2023.

/s/ Pan-China Singapore PAC
Pan-China Singapore PAC
Pan-China Singapore PAC, Singapore	Certified Public Accountants
October 10, 2024	PCAOB ID No.6255